As filed with the Securities and Exchange Commission on September 29, 2021	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________

FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE DAVEY TREE EXPERT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0176110
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of Principal Executive Offices, Including Zip Code)

The Davey 401KSOP and ESOP (January 1, 2015 Restatement)
(Full Title of the Plan)

Joseph R. Paul
Executive Vice President, Chief Financial Officer and Assistant Secretary
The Davey Tree Expert Company
1500 North Mantua Street, P.O. Box 5193
Kent, Ohio 44240-5193
(330) 673-9511
__________________________________________________________________________
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Jurgita Ashley
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114
(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Non-Accelerated Filer	☐	Emerging Growth Company	☐
Accelerated Filer	☒	Smaller Reporting Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares	500,000	$32.80	$16,400,000	$1,789.24

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	This Registration Statement is being filed to register 500,000 additional Common Shares (“Common Shares”) of The Davey Tree Expert Company (the “Registrant”) to be offered pursuant to The Davey 401KSOP and ESOP (January 1, 2015 Restatement) (as amended, the “Plan”). This Registration Statement shall also cover any additional Common Shares that may become issuable under the Plan by reason of any stock dividend, stock split, reorganization, merger, consolidation, reorganization or other similar transaction of or by the Registrant that results in an increase in the number of the Registrant’s outstanding Common Shares or Common Shares issuable pursuant to the Plan.

(3)	Pursuant to Rule 457(h)(1) under the Securities Act, based upon the book value of the Common Shares computed as of the latest practicable date prior to the date of filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register an additional 500,000 Common Shares issuable under the Plan, which Common Shares are in addition to the Common Shares previously registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 28, 1997 (File No. 333-24155), March 11, 2011 (as amended by the Post-Effective Amendment No. 1 filed on May 5, 2015) (File No. 333-172738), March 12, 2013 (File No. 333-187205), May 5, 2015 (File No. 333-203865) and May 19, 2016 (File No. 333-211465) (collectively, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which are on file with the Commission, are incorporated herein by reference (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement):

1.
The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2020 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2021);

2.	The Registrant’s Quarterly Reports on Form 10-Q for the Registrant’s quarters ended April 3, 2021 and July 3, 2021;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 10, 2021, May 20, 2021, August 23, 2021 and September 21, 2021;

4.	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2020; and

5.
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Shares contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and as amended by any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.
The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Exhibit Number	Description of Exhibit
4.1
2017 Amended Articles of Incorporation of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2017).

4.2
Certificate of Amendment to the 2017 Amended Articles of Incorporation, dated as of September 20, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 21, 2021).

4.3
2017 Amended and Restated Regulations of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2017).

5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Deloitte & Touche LLP.

Exhibit Number	Description of Exhibit
23.2	Consent of Mayer Hoffman McCann P.C.
23.3	Consent of Thompson Hine LLP (included in legal opinion filed as Exhibit 5.1).
24.1	Power of Attorney.
99.1	The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.2	First Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.3	Second Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.4	Third Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.5	Fourth Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.6	Fifth Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.7	Sixth Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.8	Seventh Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.9	Eighth Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).
99.10	Ninth Amendment to The Davey 401KSOP and ESOP (January 1, 2015 Restatement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on September 29, 2021.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patrick M. Covey	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 29, 2021
Patrick M. Covey

/s/ Joseph R. Paul	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	September 29, 2021
Joseph R. Paul

/s/ Thea R. Sears	Vice President and Controller (Principal Accounting Officer)	September 29, 2021
Thea R. Sears

/s/ Donald C. Brown*	Director	September 29, 2021
Donald C. Brown

/s/ Alejandra Evans*	Director	September 29, 2021
Alejandra Evans

/s/ William J. Ginn*	Director	September 29, 2021
William J. Ginn

/s/ Douglas K. Hall*	Director	September 29, 2021
Douglas K. Hall

/s/ Thomas A. Haught*	Director	September 29, 2021
Thomas A. Haught

/s/ Catherine M. Kilbane*	Director	September 29, 2021
Catherine M. Kilbane

/s/ Charles D. Stapleton*	Director	September 29, 2021
Charles D. Stapleton

/s/ Karl J. Warnke*	Director	September 29, 2021
Karl J. Warnke

*By:	/s/ Joseph R. Paul
Joseph R. Paul
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on September 29, 2021.

THE DAVEY 401KSOP AND ESOP

By:	The Davey Tree Expert Company,
the Plan Administrator

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary